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                                                                     EXHIBIT 7.1
                                                                 [L. Norsworthy]





                               HOLLY CORPORATION

                                Public Offering

              Selling Stockholder's Irrevocable Power of Attorney



Lamar Norsworthy
W. John Glancy
c/o Holly Corporation
100 Crescent Court, Suite 1600
Dallas, Texas 75201

Dear Sirs:

         Holly Corporation, Inc., a Delaware corporation (the "Company"), the undersigned and certain other holders of the Company's Common Stock (such holders and the undersigned being hereinafter sometimes collectively referred to as the "Selling Stockholders"), propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and CS First Boston Corporation, as representatives (the "Representatives") of the underwriters (the "Underwriters") named therein. The Selling Stockholders propose to sell certain authorized and issued shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), owned by them to the Underwriters pursuant to the Purchase Agreement. All terms not otherwise defined herein shall have the same meaning as in the Purchase Agreement.

         The undersigned Selling Stockholder hereby irrevocably constitutes and appoints Lamar Norsworthy and W. John Glancy, each with full power and authority to act alone in any matter hereunder and with full power of substitution, the true and lawful attorneys-in-fact (the "Attorneys") of the undersigned Selling Stockholder with full power in the name of, for and on behalf of, the undersigned Selling Stockholder with respect to all matters arising in connection with the sale of Common Stock by the undersigned Selling Stockholder including, but not limited to, the power and authority to take any and all of the following actions:

         (1) To sell and deliver to the several Underwriters (whether pursuant to the exercise of an over-allotment option or otherwise) up to the number of shares of Common Stock set forth under the caption "MAXIMUM SHARES FOR SALE" on the signature page hereto (such total number of shares as the Attorneys shall determine to sell in their sole discretion are hereinafter referred to as the "Securities"), such Securities to be represented by all or part of the certificates deposited by the undersigned Selling Stockholder pursuant to the Letter of Transmittal and Custody Agreement (the "Custody Agreement") between the undersigned Selling Stockholder and the Company, as custodian (the "Custodian"), at such purchase price per share and on such other terms as the Attorneys, or any one of them, in their sole discretion shall determine and shall agree to with the Representatives, but at the same price per share and, subject to paragraph (5) below, on the same terms at which all other Selling Stockholders and the Company sell Common Stock to the Underwriters;





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         (2)     To execute, deliver and perform the Purchase Agreement and in conjunction with the Representatives and the Board of Directors of the Company to determine the public offering price and the purchase price per share of Common Stock to be paid by the Underwriters (subject to paragraph (1) above) and the other terms of sale in accordance with the Purchase Agreement (including the provisions for exercise of the Underwriters' over-allotment option), with full power (subject to paragraph (1) above) to amend the Purchase Agreement and any related documents (other than any provisions therein relating to indemnification and expenses) in such manner as the Attorneys may determine in good faith to be in the best interests of the undersigned Selling Stockholder and not materially inconsistent with this Agreement;

         (3) To give such orders and instructions to the Custodian as the Attorneys may determine with respect to (i) the transfer on the books of the Company of any shares of Common Stock to be sold by the undersigned Selling Stockholder to the Underwriters in order to effect such sale, (ii) the delivery to or for the account of the Underwriters of the certificates for the Securities against receipt by the Custodian or its agent of the purchase price to be paid therefor, (iii) the payment (pro rata to the number of Securities sold being sold by each Selling Stockholder), out of the proceeds (net of underwriting discounts) from the sale of the Securities by the undersigned Selling Stockholder to the Underwriters, of any expense incurred in accordance with paragraph (7) which is not payable by the Company, and (iv) the return to the undersigned Selling Stockholder of new certificates representing the number of shares of Common Stock, if any, represented by certificates deposited with the custodian which are in excess of the number of shares of Common Stock sold by the undersigned Selling Stockholder to the Underwriters;

         (4) On behalf of the undersigned Selling Stockholder, to make the representations and warranties and enter into the agreements contained in the Purchase Agreement (including the 180-day "lock-up" agreement contained in
Section 4(a) thereof);

         (5) To incur any necessary or appropriate expense in connection with the sale of the Securities;

         (6) To approve on behalf of the undersigned Selling Stockholder any amendments to the Registration Statement or the Prospectus other than information contained therein with respect to the undersigned Selling Stockholder under the caption "Selling Stockholders";

         (7) To make, execute, acknowledge and deliver all such other contracts, stock powers, orders, receipts, notices, instructions, certificates, letters and other writings, including, without limitation, requests for the acceleration of the effectiveness of the Registration Statement, and other communications to the Securities and Exchange Commission (the "Commission"), and amendments to the Purchase Agreement, and in general to do all things and to take all actions which the Attorneys, in their sole discretion, may consider necessary or proper in connection with or to carry out the aforesaid sale of shares to the Underwriters and the public offering thereof, as fully as could the undersigned Selling Stockholder if personally present and acting;

         (8) If necessary, to endorse (in blank or otherwise) on behalf of the undersigned Selling Stockholder the certificate or certificates representing the Securities, or a stock power or powers attached to such certificate or certificates;

         (9) Pursuant to the Purchase Agreement, to sell a number of shares of Common Stock fewer than that set forth in the Custody Agreement; provided, however, that in the event of any such reduction in the number of shares to be sold by the undersigned Selling Stockholder, the number of shares being sold by all other Selling Stockholders is also reduced pro rata to the number of Securities being sold by all such selling Stockholders; and





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         (10)    To sign such other underwriting documents and agreements as necessary to consummate the transactions contemplated hereby and by the Purchase Agreement.

         Each of the Attorneys is hereby empowered to determine in his or her sole discretion the time or times when, purpose for and manner in which any power herein conferred upon him or her shall be exercised, and the conditions, provisions or covenants of any instrument or document which may be executed by him or her pursuant hereto.

         The undersigned Selling Stockholder has reviewed the preliminary copies of the Purchase Agreement dated June 9, 1995 and understands the obligations and agreements of the undersigned Selling Stockholder set forth therein. All representations and warranties of the Selling Stockholders in
Section 1(b) of the Purchase Agreement are, with respect to the undersigned Selling Stockholder, and will be at the Closing Time (as determined in accordance with the Purchase Agreement), true and correct and will, as provided in the Purchase Agreement, survive the termination of the Purchase Agreement and the delivery of and payment for the Securities.

         Upon the execution and delivery of the Purchase Agreement by the Attorneys on behalf of the Selling Stockholders, the undersigned Selling Stockholder agrees to be bound by and to perform each and every covenant and agreement therein of the undersigned Selling Stockholder as a Selling Stockholder (including, without limitation, the indemnification and contribution arrangements set forth in the Purchase Agreement).

         This Power of Attorney and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Underwriter, the Company and the other Selling Stockholders who may become parties to the Purchase Agreement, and for the purposes of completing the transactions contemplated by the Purchase Agreement and this Power of Attorney.

         This Power of Attorney is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by any act of the undersigned Selling Stockholder or by operation of law, whether by the death or incapacity of the undersigned Selling Stockholder (if a natural person) or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which the undersigned Selling Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership). If the undersigned Selling Stockholder should die or become incapacitated, if any trust or estate should be terminated, if any corporation or partnership should be dissolved or liquidated, or if any other such event should occur before the delivery of the Securities to be sold by the undersigned Selling Stockholder under the Purchase Agreement, certificates for such Securities shall be delivered by you on behalf of the undersigned Selling Stockholder in accordance with the terms and conditions of the Purchase Agreement and of the Custody Agreement executed by the undersigned Selling Stockholder, and action taken by you pursuant to the Custody Agreement shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event had not occurred, regardless of whether or not you or the Custodian, or either of them, shall have received notice of such death, incapacity, termination, dissolution, liquidation or other event.

         Notwithstanding any of the foregoing provisions, if the Purchase Agreement shall not have been entered into prior to September 30, 1995, (or if the Purchase Agreement has been entered into and terminated in accordance with its terms prior to such date) then from and after the first such date, this Power of Attorney shall be deemed terminated.





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         The undersigned Selling Stockholder hereby represents and warrants:

                    (i) This Power of Attorney has been duly executed and delivered by or on behalf of such Selling Stockholder (and, in the case of a Selling Stockholder other than a natural person, has been duly authorized) and is the valid and legally binding agreement of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings therefor may be brought and (c) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                    (ii) Neither the sale of the Securities, the execution, delivery or performance of this Power of Attorney, the Purchase Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation by or on behalf of such Selling Stockholder of the transactions contemplated hereby and thereby (a) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Act or compliance with the securities or Blue Sky laws of various jurisdictions, and applicable state laws regulating insurance holding company systems), or (b) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to such Selling Stockholder, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or to which any of the property or assets of such Selling Stockholder is subject.

                   (iii) Such Selling Stockholder now has, and at the Closing Time and any Option Closing Time will have, valid and marketable title to the Securities to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

                    (iv) Such Selling Stockholder now has, and at the Closing Time and any Date of Delivery will have, full legal capacity, right (and, if such Selling Stockholder is other than a natural person, power and authorization), and any approval required by law (it being understood that such Selling Stockholder makes no representation as to any federal or state securities or Blue Sky laws that are applicable to the sale of the Securities), to execute and deliver this Power of Attorney.

                    (v) (a) All information furnished by or on behalf of such Selling Stockholder in writing specifically for use in the Registration Statement and the Prospectus is, and at the Closing Time will be, true, correct, and complete, and does not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such statements, in light of the circumstances in which they were made, not





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         misleading; and (b) such Selling Stockholder has reviewed and is familiar with the information concerning it in the Registration Statement and the Prospectus under the caption "Principal and Selling Stockholders" and has no knowledge of any material fact, condition or information concerning it in its capacity as a Selling Stockholder not disclosed in such Prospectus.

                    (vi) Certificates in negotiable form for all Securities to be sold by such Selling Stockholder under the Purchase Agreement have been placed in custody with the Custodian for the purpose of effecting delivery under the Purchase Agreement.

                   (vii) The Selling Stockholder is not affiliated with, or a person associated with, a member of the National Association of Securities Dealers, Inc.

         The Attorneys, and any of them, shall be entitled to act and rely upon any representation, warranty, agreement, statement, request, notice or instructions respecting this Power of Attorney given by the undersigned Selling Stockholder, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained; provided, however, that any statement or notice to the Attorneys with respect to the date of delivery under the Purchase Agreement or with respect to the noneffectiveness or termination of the Purchase Agreement, or advice that the Purchase Agreement has not been executed and delivered, shall have been confirmed in writing to the Attorneys by the Representatives, or any of them. In acting hereunder, the Attorneys may also rely on the representations, warranties and agreements of the undersigned Selling Stockholder made in the Purchase Agreement executed by the Attorneys on behalf of the undersigned Selling Stockholder and in the Custody Agreement executed by the undersigned Selling Stockholder.

         The foregoing representations, warranties and agreements, as well as those contained in the Purchase Agreement, are made for the benefit of, and may be relied upon by the Attorneys, the Company and the Custodian and each of their respective representatives, agents and counsel (including Weil, Gotshal & Manges).

         It is understood that the Attorneys assume no responsibility or liability to any person other than to deal with the certificates for shares of Common Stock deposited with the Custodian pursuant to the Custody Agreement and the proceeds from the sale of shares of Common Stock represented thereby in accordance with the provisions hereof and thereof. The Attorneys (in such a capacity) make no representations with respect to and shall have no responsibility for the Registration Statement or the Prospectus nor, except as herein expressly provided, for any aspect of the offering of Common Stock, and the Attorneys shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for the Attorneys' own gross negligence or bad faith. The undersigned Selling Stockholder agrees to indemnify the Attorneys for and to hold the Attorneys, jointly and severally, free from and harmless against any and all loss, claim, damage, liability or expense incurred by or on behalf of the Attorneys, or any of them, arising out of or in connection with acting as Attorneys under this Power of Attorney, as well as the cost and expense of defending against any claim of liability hereunder, and not due to the Attorneys' own gross negligence or wilful misconduct. The undersigned Selling Stockholder agrees that the Attorneys may consult with counsel of their choice (which may but need not be counsel for the Company) and the Attorneys shall have full and complete authorization and protection for any action taken or suffered by the Attorneys, or any of them hereunder, in good faith and in accordance with the opinion of such counsel.

         This Power of Attorney shall be governed by the laws of the State of Texas.





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         In witness whereof, the undersigned Selling Stockholder has caused this Power of Attorney to be executed as of the day set forth below.

Dated:     June 16, 1995

                                      By: /s/ Lamar Norsworthy

                                      Name:   Lamar Norsworthy


MAXIMUM SHARES FOR SALE:


300,000





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